Termination Agreement and Release

This Termination Agreement and Release (this “Agreement”) is made this 16th day of September, 2011, by and among OPTIMIZERx CORPORATION, a Nevada corporation (the “Company ”), OPTIMIZERx CORPORATION, a Michigan corporation (the “Guarantor”), VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust formed under the laws of the Cayman Islands (“Vicis”), Physicians Interactive Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“PIH”) and Physicians Interactive Inc., a Delaware corporation (“PI”).

This Agreement is entered into with reference to the following:

A.                  On or about October 5, 2010, the Company and PIH entered into that certain Strategic Partnering Agreement to establish a strategic partnering relationship to facilitate the distribution by each party of the other’s products and services and the development of joint offerings for each other’s customers.

B.                  On or about October 5, 2010, the Company and PI entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) and (together with Vicis and/or Guarantor, as applicable) other related Transaction Documents (as that term is defined in the Purchase Agreement, and all other capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement), pursuant to which PI purchased the Securities from the Company, and the Company amended and restated its Amended and Restated Security Agreement dated as of June 4, 2010 with Vicis for the purpose of granting in favor of Vicis, for the benefit of Vicis and PI, a security interest in and liens on all of the Company’s assets.

C.                  On or about October 5, 2010, the Guarantor executed in favor of and delivered to PI and to Vicis, for the benefit of Vicis and PI, certain guaranties, that certain Second Amended and Restated Guarantor Security Agreement, and other pledges of collateral in connection with the financial accommodations to the Company under the Purchase Agreement.

D.                  On or about September 8, 2008, the Company entered into a Securities Purchase Agreement for the sale of Series A Convertible Preferred Stock with Vicis and later on June 4, 2010 the Company entered into a second Securities Purchase Agreement with Vicis for the sale of Series B Convertible Preferred Stock (the transactions contemplated thereby together, the “Vicis Financings”). In connection with the Vicis Financings, the Company granted Vicis a security interest in the Company’s assets and further agreed to register certain shares brought about by the financings. In order to induce PI to enter into the Purchase Agreement with the Company, Vicis agreed to modify its Amended and Restated Security Agreement and Amended and Restated Registration Rights Agreement with the Company. These modified agreements, which were entered into on or about October 5, 2010 and are referred to as part of the Transaction Documents, include the Second Amended and Restated Security Agreement, the Second Amended and Restated Guarantor Security Agreement, the Amended and Restated Registration Rights Agreement, the Securityholders’ Agreement, and the Intercreditor Agreement.

E.                   On the terms and subject to the conditions of this Agreement, the parties desire to: (i) terminate the Strategic Partnering Agreement and the Purchase Agreement and accompanying Transaction Documents with respect to PIH and PI; and (ii) restore the terms of the security interest and registration rights that the Company had with Vicis under the Vicis Financings immediately prior to the closing of the transactions contemplated under the Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto acknowledges and agrees as follows.

1.                   Payoff Amount. Within a reasonable period of time following the execution of this Agreement, but in no event later than 4:00 p.m. on September 30, 2011, the Company shall pay to PI in cash the aggregate amount of $1,056,876 (the “Payoff Amount”) by wire transfer of immediately available funds to the account provided by PI.

2.                   Termination of Obligations. The parties acknowledge and agree that upon receipt of the fully executed counterparts of this Agreement and receipt by PI of the Payoff Amount, all of the Terminated Obligations (as defined below) of the Company and/or Guarantor to PI and of PI to the Company and/or Guarantor shall terminate and be of no further force or effect. As used herein, “Terminated Obligations” means all obligations of the Company and/or Guarantor to PI and of PI to the Company and/or Guarantor outstanding under the Transaction Documents including, but not limited to, all principal and interest owed under the Note, all obligations under the Contingent Warrant, all security interests, registration rights, guaranties, legal fees and other charges outstanding or payable under the Purchase Agreement and accompanying Transaction Documents (other than the Warrant) and all obligations of PIH and the Company under the Strategic Partnering Agreement, excluding (a) the Warrant, which shall remain outstanding and in full force and effect in accordance with its terms unaffected by this Agreement and (b) Sections 4.1, 4.2 and 8 of the Strategic Partnering Agreement, which shall continue in effect in accordance with their terms unaffected by this Agreement. PIH and the Company further agree that there shall be a transition period with respect to the Strategic Partnering Agreement to allow for the completion of any pending deals. Schedule A hereto sets forth the matters to be undertaken by the Company and PIH during such transition period. The parties further acknowledge and agree that upon receipt of the fully executed counterparts of this Agreement and receipt by PI of the Payoff Amount, the Intercreditor Agreement and the Securityholders’ Agreement shall be of no further force or effect.

3.                   Release of Collateral. PI shall, as promptly as practicable after receipt of the Payoff Amount, and hereby authorizes each of the Company, Guarantor and Vicis to:

a.                   Execute and deliver Uniform Commercial Code termination statements or amendments required to remove PI as a secured party of record on those financing statements previously filed by Vicis, on behalf of the PI and Vicis, with respect to the Obligations;

b.                   Execute and deliver any and all other lien releases and other similar discharge or release documents (and if applicable, in recordable form) that the Company, Guarantor or Vicis reasonably may request to release the security interests of PI and all other notices of security interests and liens of PI (but for the avoidance of doubt not in either case of Vicis) previously filed by PI or by Vicis, for the benefit of the PI and Vicis, with respect to the Obligations;

4.                   Return of Note and Contingent Warrant. PI shall, as promptly as practicable after receipt of the Payoff Amount, return the Note to the Company and, if already received, return the Contingent Common Stock Warrant to purchase up to an aggregate of 1,000,000 shares of Common Stock in the form attached to the Purchase Agreement as Exhibit C (but for the avoidance of doubt shall not be obligated hereby to return the Warrant).

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5.                   Restoration of Agreements under the Vicis Financings. Upon the satisfaction of the Company and Guarantor of the performance required by Sections 3, 4, and 5 of this Agreement, Vicis and the Company and/or Guarantor, as the case may be, shall enter into a Third Amended and Restated Security Agreement in the form attached hereto as Exhibit A, Third Amended and Restated Guarantor Security Agreement in the form attached hereto as Exhibit B, Second Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C, and Amendment to Series B Purchase Agreement in the form attached hereto as Exhibit D, each such agreement of which is intended to materially restore in full the relationship that existed between Vicis and the Company and/or Guarantor, as the case may be, pursuant to such agreements that were in place under the Vicis Financings and were subsequently modified in connection with the Purchase Agreement and accompanying Transaction Documents as if the Purchase Agreement and accompanying Transaction Documents were never executed. The parties to this Agreement agree to execute and deliver all necessary documents to restore the terms of such agreements as existed under the Vicis Financings immediately prior to the closing of the transactions contemplated under the Transaction Documents as provided hereto. The Company agrees that the restrictive legend described in Section 6(a) of the Securityholders’ Agreement shall be removed from all securities held by Vicis bearing such legend.

6.                   Restrictions. The Company acknowledges that by virtue of the Strategic Partnering Agreement, the Company and its affiliates have been provided confidential and other information regarding PIH’s marketing strategies and customer relationships. In light of the foregoing, the Company agrees that, for a period of one year after the execution of this Agreement, neither the Company nor any of its affiliates will enter into a strategic partnership, joint venture or other similar arrangement pertaining to any of the activities specified in Recital A to the Strategic Partnering Agreement with any of the following competitors of PI: WebMD, LLC, Epocrates, Inc., PDR Network, LLC and PDI, Inc. or any of their respective affiliates.

7.                   Release by and among the Company, the Guarantor, PI and PIH. Each of the Company and the Guarantor, on the one hand, and PI and PIH, on the other hand, releases, remises, acquits and forever discharges any other party to this Agreement and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, the Terminated Obligations, provided that nothing contained in this Section 7 shall release or otherwise relieve any of the Company, the Guarantor, PIH or PI from any of their obligations under this Agreement.

It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

8.                   Release by and between PI and Vicis. Each of PIH, PI and Vicis, respectively, except for the obligations set forth in this Agreement, hereby releases, remises, acquits and forever discharges Vicis, PIH and PI, respectively, and their respective related or controlled entities, and all of their respective directors, officers, members, managers, partners, investment advisors, interest holders, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Securityholders’ Agreement, the Intercreditor Agreement, the Second Amended and Restated Security Agreement, the Second Amended and Restated Guarantor Security Agreement, and the Amended and Restated Registration Rights Agreement.

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It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

9.                   No Assignment. The parties to this Agreement represent and warrant that neither they nor their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

10.                Non-Disparagement. The parties agree not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of any other party to this Agreement.

11.                Further Assurances. From time to time, at the request of any party hereto and without further consideration, the other parties will execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the releases contemplated hereby or that otherwise may be reasonably required to carry out the terms of this Agreement..

12.                Choice of Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among parties resident therein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.                Advice of Counsel. Each party has had advice of independent counsel of its own choosing in negotiations for and the preparation of this Agreement, has read this Agreement in full and final form, and has had this Agreement fully explained to it to its satisfaction.

14.                No Third Party Beneficiaries. This Agreement is executed for the parties hereto, and no other person, corporation, partnership, individual or other entity not a party to this Agreement shall have any rights herein as a third party beneficiary or otherwise, except to the extent expressly and specifically provided herein.

15.                Counterparts. This Agreement may be executed in duplicates and counterparts, which, taken together, will be deemed and serve as an original. In addition, the parties agree that their authorized representatives may bind them to the terms of this Agreement with signatures exchanged by fax or electronic transmission (in .pdf format), and each duplicate faxed or electronic signature copy shall be deemed to be an original of this Agreement.

16.                Entire Agreement. This is the entire Agreement between the parties with respect to this matter. There are no other agreements or understandings, written or oral, express or implied.

17.                Joint Press Release. The Company, PIH and PI shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither the Company nor PI shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto. Notwithstanding the foregoing, a party may, without the prior consent of the other party (but after prior consultation with the other party), issue such press release or public disclosure as may upon the advice of counsel be required by law.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives.

OPTIMIZERX CORPORATION (Nevada)

By:	/s/ H. David Lester
Name:	H. David Lester
Title:	CEO

OPTIMIZERX CORPORATION (Michigan)

By:	/s/ H. David Lester
Name:	H. David Lester
Title:	CEO

VICIS CAPITAL MASTER FUND By: Vicis Capital, LLC, its investment advisor

By:	/s/ Keith W. Hughes
Name:	Keith W. Hughes
Title:	CFO

PHYSICIANS INTERACTIVE HOLDINGS , LLC.

By:	/s/ Donato J. Tramuto
Name:	Donato J. Tramuto
Title:	Vice Chairman & CEO

PHYSICIANS INTERACTIVE, INC.

By:	/s/ Donato J. Tramuto
Name:	Donato J. Tramuto
Title:	Vice Chairman & CEO

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SCHEDULE A

  Current joint client contracts (listed below) for existing projects would be serviced through completion according to the existing terms of the Strategic Partnering Agreement. If requested by PI's, additional extensions regarding these customer contracts will be considered in good faith by OPTIMIZERx Corp.
    PharmaDerm
    Omnaris

  For clients where PI has submitted proposals as listed and attached hereto as Exhibit E, and approved by OPTIMIZERx, OPTIMIZERx Corp would agree to honor the existing terms of the Strategic Partnering Agreement, for contracts signed prior to December 31, 2011. Customers with outstanding proposals are named below:
    GlaxoSmithKline
    Watson Pharmaceuticals
    Bayer
    Abbott
    Lilly
    AstraZeneca
  For both of the above, Parties will bear their own costs related to fulfilling current and future obligations according to the terms of the Strategic Partnering Agreement.